EXHIBIT 99.1

CENUCO (R)

COMPANY CONTACT:                        PORTER, LE VAY & ROSE, INC.

Steve M. Bettinger, President           Vincent Daniels, VP - Investor Relations
561-997-2602                            Margarerit Drgos, VP - Media Relations
                                        Jeff Myhre, VP - Editorial
                                        212-564-4700


                  CENUCO COMPLETES SALE OF EDUCATION SUBSIDIARY

        COMPANY TO FOCUS ON GROWTH OF WIRELESS VIDEO MONITORING BUSINESS

BOCA RATON, FL, October 5, 2004 - Cenuco, Inc. (AMEX: ICU) today announced it has completed the sale of its online education and distance learning business as part of the Company's strategy of focusing exclusively on its rapidly growing wireless video monitoring business. All assets and operations relating to Cenuco's education business have been purchased by an educational specialty firm focusing on a broad array of educational oriented businesses. The transaction is combination of cash and notes valued at $1 million with proceeds going into Cenuco's general operating funds.

Cenuco's wireless video monitoring applications for residential, small business operations and enterprise solutions allow users to view their family members, homes, offices, businesses or other important site locations live, on their cell phone, wireless handheld device or internet connected computer, from anywhere in the world. In this wireless segment, Cenuco provides cellular carriers, internet service providers, resellers, and distributors a host of wireless video streaming products which generate an increase in subscriber adoption of wireless data services, as well as broadband internet services. The business model provides additional recurring monthly service revenue models for carriers, ISPs, resellers and distributors. The Company is currently in deployment negotiations and/or testing relationships with a number of international and national cellular carriers, retail chains, major distribution providers, resellers, and potential technology licensees on a global basis.

Cenuco has already developed partnerships and affiliates including Intel Corporation, Microsoft Corporation and Qualcomm. The Company has also agreed to distribution terms with Cellstar, Infosonics, FCI Associates, and other integrated distribution companies.

Cenuco is debt free with more than $6 million in cash including the proceeds from the sale of the education subsidiary. The Company expects strong revenue growth and a positive free cash-flow position during fiscal 2005, as cellular based remote viewing products achieve increased market acceptance and wider distribution.

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Steven Bettinger, President and CEO, commented, "We are pleased to have successfully completed the divestiture of our education subsidiary. Our educational assets have found an excellent home, allowing Cenuco to focus on our core wireless remote video monitoring business. Wireless data services are expected to grow 50% this year reaching $5.5 billion by 2009. 22 million Americans will access mobile video content via cellular devices, with over 31 million utilizing video messaging. Cellular video services are expected to account for almost 15% of all wireless data related revenues across the industry, with Cenuco uniquely positioned to be a service provider to all parties."

About Cenuco

Cenuco, Inc. develops wireless solutions for transmitting live streaming video to PDAs and cell phones. The Company's technology has applications in a variety of markets, including security, education, real estate, insurance, government and retail market segments. Cenuco's wireless video monitoring solutions are the primary focus of its business and allow users to view real-time streaming video of security cameras at their home or place of business from anywhere they receive a cellular connection, regardless of the carrier or user's location. The Company's products address the fast-growing security, surveillance and Homeland Security markets, and some of its monitoring products have been listed on the Federal General Services Administration (GSA) schedule. Please visit www.cenuco.com for additional information.


CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, 21E OF THE EXCHANGE ACT OF 1934 AND/OR THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING BUSINESS PLANS, FUTURE REGULATORY ENVIRONMENT AND APPROVAL AND, THE COMPANY'S ABILITY TO COMPLY WITH THE RULES AND POLICIES OF INDEPENDENT REGULATORY AGENCIES. ALTHOUGH THE COMPANY BELIEVES THE STATEMENTS CONTAINED HEREIN TO BE ACCURATE AS OF THE DATE THEY WERE MADE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

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